                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                            [X]
Filed by a Party other than the Registrant         [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                                  Epimmune Inc.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1.  Title of each class of securities to which transaction applies:

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    2.  Aggregate number of securities to which transaction applies:

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    3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4.  Proposed maximum aggregate value of transaction:

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    5.  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1.  Amount Previously Paid:

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    3.  Filing Party:

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    4.  Date Filed:
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

                                  EPIMMUNE INC.
                             5820 NANCY RIDGE DRIVE
                               SAN DIEGO, CA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 2000

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Epimmune Inc., a Delaware corporation (the "Company"), will be held on Friday, June 9, 2000 at 9:00 a.m. at 5820 Nancy Ridge Drive, San Diego, California, for the following purposes:

    1. To elect five directors to hold office for the ensuing year or until their successors are elected.

    2. To approve the Company's 2000 Stock Plan which replaces the Company's expiring 1989 Stock Plan.

    3. To ratify the selection of Ernst & Young LLP, as independent auditors of the Company for the year ending December 31, 2000.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 11, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                            By Order of the Board of Directors

                                            /s/ DEBORAH A. SCHUEREN

                                            Deborah A. Schueren
                                            President, Chief Executive Officer
                                            and Chief Financial Officer
San Diego, California
May 1, 2000

   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                  EPIMMUNE INC.
                             5820 NANCY RIDGE DRIVE
                               SAN DIEGO, CA 92121

                                 PROXY STATEMENT

GENERAL INFORMATION

        The enclosed proxy is solicited by the Board of Directors of Epimmune Inc., a Delaware corporation (the "Company" or "Epimmune"), for use at the Annual Meeting of Stockholders to be held on Friday, June 9, 2000 at 9:00 a.m. (the "Annual Meeting"), or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the foregoing Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters, located at 5820 Nancy Ridge Drive, San Diego, California, 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about May 1, 2000 to all stockholders entitled to vote at the Annual Meeting.

MERGER OF CYTEL AND EPIMMUNE

        Prior to July 1, 1999, the Company was known as Cytel Corporation. On July 1, 1999, in a series of related transactions, the Company acquired 100% ownership of, and merged with, its subsidiary, Epimmune Inc. (the "Subsidiary"), with the Company remaining as the surviving entity (the "Merger"). See "Certain Transactions." In connection with the Merger, the Company changed its name from Cytel Corporation to Epimmune Inc.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION

        The entire cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, the proxy and any additional information furnished to the stockholders will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, nominees, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of the Company's Common Stock, Series S Convertible Preferred Stock (the "Series S Preferred Stock") and Series S-1 Convertible Preferred Stock (the "Series S-1 Preferred Stock") at the close of business on April 11, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 11, 2000, the Company had outstanding and entitled to vote 7,344,764 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 11, 2000, the Company had outstanding 859,666 shares of Series S Preferred Stock and 549,622 shares of Series S-1 Preferred Stock held by Pharmacia Corporation ("Pharmacia"). Pharmacia will be entitled to vote its shares of Series S Preferred Stock and Series S-1 Preferred Stock held on all matters to be voted upon at the Annual Meeting on an as-converted to common stock basis which will entitle Pharmacia to 1,466,377 votes, provided that Pharmacia will not be entitled to vote such shares to the extent that the total number of shares of voting capital stock held by Pharmacia and its affiliates would exceed 19.9%. The total number of shares outstanding on an as-converted basis at the close of business on April 11, 2000 was 8,811,141.

                                       1.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

        Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

        Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 5820 Nancy Ridge Drive, San Diego, California, 92121, a written notice of revocation or a duly executed proxy bearing a later date. It may also be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        Proposals of stockholders that are intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company no later than January 1, 2001 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's Bylaws which contain additional requirements with respect to advance notice of stockholder proposals.

                                       2.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Company's directors are elected annually to serve until the next Annual Meeting and until each such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. Ms. Nicole Vitullo, currently a director of the Company, has indicated that because of business commitments she will not seek re-election to the Board of Directors at the Annual Meeting. Accordingly, effective as of the Annual Meeting, the Board has authorized the reduction in the size of the Board from six directors to five directors. There are five nominees for the five Board positions. Each nominee listed below is currently a director of the Company having been elected by the stockholders, with the exception of Dr. McKearn. Dr. McKearn was elected to serve on the Board by the Board on April 21, 2000.

        Shares represented by executed proxies will be voted for the election of the nominees named below, unless the proxy is marked in such a manner as to withhold authority to vote for any of them. In the event any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such substitute nominee as the Board of Directors may select. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.


                                       3.

                      MANAGEMENT AND THE BOARD OF DIRECTORS
                   RECOMMEND A VOTE IN FAVOR OF EACH NOMINEE.

NOMINEES

        The names of the nominees and certain information about them are set forth below:


              NAME               AGE      PRINCIPAL OCCUPATION/POSITION HELD WITH THE COMPANY
              ----               ---      ---------------------------------------------------
   Howard E. Greene, Jr.          57    Director and founder of Amylin Pharmaceuticals, Inc./
                                        Chairman of the Board of Directors
   William T. Comer, Ph.D.        64    Advisor to pharmaceutical and biotechnology companies/
                                        Director
   Michael G. Grey                47    President and Chief Executive Officer, Trega
                                        Biosciences, Inc./ Director
   John P. McKearn, Ph.D.         46    Vice President, Discovery Research, Pharmacia
                                        Corporation/Director
   Deborah A. Schueren            36    President, Chief Executive Officer and Chief Financial
                                        Officer and Director

        Mr. Greene, a founder of the Company, has served as a director since the Company's inception. He was elected Chairman of the Board in January 1989 and served as President from July 1987 to January 1989. Mr. Greene is a director and founder of Amylin Pharmaceuticals, Inc. ("Amylin"), a biotechnology company involved in research and development of medicines for treating diabetes and served as Chairman of the Board from 1987 to 1998. He was a general partner of Biovest Partners, a seed venture capital firm specializing in medical technology companies from 1986 until 1993. Prior to Biovest, he was Chief Executive Officer of Hybritech Incorporated, a biotechnology company acquired by Eli Lilly & Company in 1986. Mr. Greene is a director of Amylin, Biosite Diagnostics Incorporated and International Biotechnology Trust plc.

        Dr. Comer has served as a director of the Company since January 1994. Since January 2000, he has acted as an advisor to a number of pharmaceutical and biotechnology companies. He served as President and Chief Executive Officer and a member of the Board of Directors of SIBIA Neurosciences, Inc. ("SIBIA"), a biotechnology company, from April 1991 to November 1999. SIBIA was acquired by Merck & Co., Inc. ("Merck") in November 1999. Dr. Comer resigned from Merck on December 31, 1999. Dr. Comer previously served in various roles with Bristol-Myers Squibb culminating in his position as Senior Vice President of Strategic Management, Pharmaceuticals and Nutritionals.

        Mr. Grey has served as a director of the Company since July 1999. He has been President and Chief Executive Officer of Trega Biosciences, Inc. ("Trega"), a biotechnology company, since January 1999. Prior to joining Trega, Mr. Grey served as President of BioChem Therapeutics, Inc., a pharmaceutical division of BioChem Pharma, Inc., from November 1994 to August 1998. Previously, Mr. Grey served as President and Chief Operating Officer of Ansan, Inc., a biopharmaceutical Company, during 1994. From 1974 to 1993, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings, p.l.c., culminating in his position as Vice President, Corporate Development. Mr. Grey serves on the Board of Directors of Cortex Pharmaceuticals, Inc. and Chem.Navigator.com, Inc.

        Dr. McKearn has been with G.D. Searle and Co., now Pharmacia, since 1987. Since August 1999, he has served as Vice President of Discovery Research, responsible for research activities in cardiovascular diseases, arthritis and oncology. In addition, since November 1997, he has served as the interim leader of Discovery Research. Dr. McKearn was Executive Director of Oncology from 1995 to 1999. Prior to joining Searle, Dr, McKearn was a Senior Scientist at DuPont and a member of the Basel Institute for Immunology in Basel, Switzerland.

                                       4.

        Ms. Schueren has served as President, Chief Executive Officer and Chief Financial Officer and a director of the Company since July 1999. From October 1997 to July 1999, she served as Vice President of the Company and President of the Subsidiary. She also served as Vice President, Finance and Chief Financial Officer of the Company from March 1997 to October 1997 and as Director, Business Development of the Company from 1994 to March 1997. Previously Ms. Schueren was employed by the Boston Consulting Group and Lehman Brothers Investment Banking.

COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 1999, the Board of Directors held ten meetings. The standing committees of the Board of Directors include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or committee performing similar functions.

        During the first half of 1999, the Audit Committee was comprised of Mr. Greene and Dr. Comer, neither of whom is an employee of the Company. In connection with the Merger, Ms. Rasmussen, who is not an employee of the Company, replaced Dr. Comer on the Audit Committee. The Audit Committee met one time immediately following the 1999 fiscal year end to discuss the annual audit with the Company's independent auditors. The Audit Committee recommends the independent auditors to the Board and provides a direct line of communication between the auditors and the Board. The independent auditors separately meet with the Audit Committee, with and without Company management present, to review and discuss various matters, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work and their recommendations concerning the Company's financial practices and procedures.

        During the first half of 1999, the Compensation Committee was comprised of Mr. Greene and David L. Anderson and David L. Mahoney, former directors of the Company. In connection with the Merger, the Compensation Committee was reconstituted to include Mr. Greene, Dr. Comer and Ms. Vitullo, none of whom is an employee of the Company. This Committee, which held four meetings during 1999, administers the Company's stock option plans, stock purchase plan and 401(k) plan, approves salaries, bonuses and other compensation arrangements for the Company's officers and performs such other functions regarding compensation as the Board may delegate.

        During the fiscal year ended December 31, 1999, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served during such period.

                                       5.

                                   PROPOSAL 2

                         APPROVAL OF THE 2000 STOCK PLAN

        The Company's 1989 Stock Plan, as amended and restated (the "1989 Plan"), expires December 31, 2000. The 1989 Plan is the Company's only equity incentive plan currently in effect. In consideration of the expiration of the 1989 Plan this year, the Board has adopted the Company's 2000 Stock Plan (the "2000 Plan") and believes that approval of the 2000 Plan is in the best interests of the Company and its stockholders to enable the Company to continue to secure and retain the services of employees, directors and consultants and provide them with incentives to exert maximum efforts on behalf of the Company.

        On April 21, 2000, the Board of Directors adopted the 2000 Plan, subject to stockholder approval, and reserved an aggregate of 700,000 shares of its Common Stock for issuance under the 2000 Plan. The Board adopted the 2000 Plan so that the Company could grant stock options and other stock awards to employees, directors and consultants at levels determined appropriate by the Board and the Compensation Committee, and to allow the Company more flexibility in attracting and retaining qualified employees (including officers), directors and consultants of the Company and promoting the success of the Company's business.

        As of April 11, 2000, options to purchase approximately 661,496 shares were outstanding under the 1989 Plan and 165,456 shares (plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) remained available for future grant under the 1989 Plan. Upon stockholder approval of the 2000 Plan, the Company will not grant any further options under the 1989 Plan and any shares granted under the 1989 Plan that in the future are cancelled or expire will not be available for re-grant. In July 1999, the Company terminated its Employee Stock Purchase Plan and the 1994 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan").

        In conjunction with the Merger, the Company assumed 423,283 options granted under the Subsidiary's option plan. As of April 11, 2000, there were 265,226 of such options outstanding. Assumed options that terminate will not be available for re-grant.

        Stockholders are requested in this Proposal 2 to approve the 2000 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2000 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                      MANAGEMENT AND THE BOARD OF DIRECTORS
                    RECOMMEND A VOTE IN FAVOR OF PROPOSAL 2.

        The essential features of the 2000 Plan are described below.

GENERAL

        The 2000 Plan provides for the grant of incentive stock options to employees and the grant or issuance, respectively, of nonstatutory stock options, restricted stock purchase awards and stock bonuses to consultants, employees (including officers) and directors (collectively, "Stock Awards"). Incentive stock options granted under the 2000 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 2000 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" below for a discussion of the tax treatment of the various Stock Awards permitted under the 2000 Plan.

                                       6.

PURPOSE

        The 2000 Plan was adopted to provide a means by which selected employees and directors of and consultants and advisors to the Company and its affiliates could be given an opportunity to benefit from increases in value of the Common Stock of the Company through the granting of Stock Awards, to assist in retaining the services of persons holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

        The Board administers the 2000 Plan. The Board has the power to construe and interpret the 2000 Plan and, subject to the provisions of the 2000 Plan, to determine: the persons to whom Stock Awards will be granted; when and how Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase stock or a combination of the foregoing; the provisions of each Stock Award granted, including the time or times when a person will be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards will be granted to each person.

        The Board has the power to delegate administration of the 2000 Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or solely of two or more "outside directors" within the meaning of Section 162(m) of the Code. For this purpose, a "non-employee director" generally is a director who does not receive remuneration from the Company other than compensation for service as a director (except for amounts not in excess of specified limits applicable pursuant to Rule 16b-3 of the Exchange Act). An "outside director" generally is a director who is neither a current or former officer of the Company nor a current employee of the Company, does not receive any remuneration from the Company other than compensation for service as a director, and is not employed by or have certain ownership interests in an entity that receives remuneration from the Company (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the Code). If administration is delegated to a committee, the committee has the power to delegate administrative powers to a subcommittee. As used herein with respect to the 2000 Plan, the "Board" refers to any committee the Board appoints or, if applicable, any such subcommittee, as well as to the Board itself. In accordance with the foregoing provisions, the Board has delegated administration of the 2000 Plan to the Compensation Committee.

ELIGIBILITY

        Incentive stock options may be granted under the 2000 Plan only to employees (including officers) of the Company and its affiliates. Stock Awards other than incentive stock options may be granted under the 2000 Plan only to employees (including officers) and directors of and advisors and consultants to the Company or its affiliates. The 2000 Plan specifically provides that Stock Awards other than incentive stock options may be granted to Non-Employee Directors of the Company. For this purpose, a "Non-Employee Director" is defined in the 2000 Plan as a director of the Company who is not otherwise an employee of the Company or any affiliate. Each of the Company's current Directors except Ms. Schueren is currently a Non-Employee Director.

        No incentive stock option may be granted under the 2000 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under all plans of the Company and its affiliates) may not exceed $100,000.

        Under the 2000 Plan, no employee may be granted options and restricted stock purchase awards exercisable for more than an aggregate of 500,000 shares of Common Stock during any calendar year (the "Section 162(m) Limitation").

                                       7.

STOCK SUBJECT TO THE 2000 PLAN

        Subject to this Proposal 2, an aggregate of 700,000 shares of Common Stock is reserved for issuance under the 2000 Plan. Stock subject to the 2000 Plan may be unissued shares or reacquired shares, bought on the market or otherwise. If any Stock Award granted under the 2000 Plan expires or otherwise terminates without being exercised in full, the shares of Common Stock not acquired pursuant to such Stock Award shall again become available for issuance under the 2000 Plan.

TERMS OF OPTIONS

        The following is a description of the permissible terms of stock options under the 2000 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below. In addition, the Board may at any time amend outstanding options; provided, however, that, pursuant to the terms of the 2000 Plan, the repricing of stock options requires stockholder approval.

        Exercise Price; Payment. The exercise price of incentive stock options under the 2000 Plan may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above) may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 2000 Plan may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. The exercise price of nonstatutory options granted to Non-Employee Directors under the 2000 Plan shall be 100% of the fair market value of the Common Stock subject to the option on the date of the option grant unless a higher exercise price is established by the Board and specifically provided in the option grant agreement. At March 1, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $16.25.

        The exercise price of options granted under the 2000 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, either (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

        Transferability. Under the 2000 Plan, an incentive stock option granted to an employee may not be transferred by the employee other than by will or by the laws of descent and distribution. During the lifetime of the employee, an incentive stock option may be exercised only by the employee. A nonstatutory stock option shall be transferable to the extent provided in a participant's option grant agreement. If the nonstatutory stock option does not provide for transferability, then the nonstatutory stock option shall not be transferable other than by will or by the laws of descent and distribution.

        Option Exercise. Options granted under the 2000 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Vesting typically will occur during the optionholder's continued service with the Company or an affiliate, whether such service is performed in the capacity of employee, director or consultant (collectively, "service") and regardless of any change in the capacity of such service. Shares covered by different options granted under the 2000 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2000 Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the optionholder's service terminate before vesting. Shares subject to repurchase by the Company under an early exercise stock purchase agreement also may be subject to such restrictions on transfer that the Board deems appropriate.

        To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned stock of the Company or by a combination of these means.


                                       8.

        Term. The maximum term of options under the 2000 Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Unless a shorter term is established by the Board and specifically provided in the option grant agreement, nonstatutory options granted to Non-Employee Directors shall have a term of ten years. Options under the 2000 Plan generally terminate three months after the optionholder's service, unless (i) such termination of service is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within twelve months of such termination;
(ii) the optionholder dies before his or her termination of service, or within not more than three months after termination of service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within eighteen months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. With respect to nonstatutory options granted to Non-Employee Directors, the 2000 Plan provides that such options terminate twelve months after the termination of the Non-Employee Director's service to the Company, unless otherwise determined by the Board and provided in the option grant agreement. An optionholder may designate a beneficiary who may exercise the option following the optionholder's death. The option term may be extended in the event that exercise of the option within these periods is prohibited.

TERMS OF STOCK BONUSES AND RESTRICTED STOCK

        The following is a description of the permissible terms of stock bonuses and purchases of restricted stock under the 2000 Plan. Individual stock bonuses or purchases of restricted stock may be more restrictive as to any or all of the permissible terms described below. In addition, the Board may at any time amend outstanding stock bonuses and restricted stock.

        Purchase Price; Payment. The purchase price for restricted stock shall be determined by the Board, but in no event shall be less than 85% of the fair market value on the date of the grant. The Board may determine that eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration for past services rendered to the Company.

        The purchase price of stock acquired pursuant to a restricted stock purchase agreement must be paid either (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment arrangement; or
(iii) in any other form of legal consideration acceptable to the Board.

        Repurchase Option. Shares of Common Stock sold or awarded under the 2000 Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. In the event a participant terminates service, the Company may repurchase or otherwise reacquire any or all of the unvested Common Stock held by that person on the date of termination, if provided for pursuant to the terms of the stock bonus or restricted stock purchase agreement.

        Transferability. No rights under a stock bonus or restricted stock purchase agreement may be assigned by any participant under the 2000 Plan, except as expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

ADJUSTMENT PROVISIONS

        Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the 2000 Plan and outstanding Stock Awards. In that event, the 2000 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 2000 Plan and the Section 162(m) Limitation, and outstanding Stock Awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such Stock Awards.

                                       9.

EFFECT OF CERTAIN CORPORATE EVENTS

        The 2000 Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("corporate transaction"), any surviving corporation may either assume Stock Awards outstanding under the 2000 Plan or substitute similar Stock Awards for those outstanding under the 2000 Plan. If any surviving corporation declines to assume Stock Awards outstanding under the 2000 Plan, or to substitute similar Stock Awards, then, with respect to participants whose service has not terminated, the vesting and, if applicable, the time during which such Stock Awards may be exercised will be accelerated. An outstanding Stock Award that is not assumed or substituted will terminate to the extent the participant does not exercise it before a corporate transaction. The acceleration of Stock Awards in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

        In addition, in the event there occurs a securities acquisition representing 50 percent or more of the Company's combined voting power or a change in the Board composition representing 50 percent or more of the incumbent Board members, other than in a corporate transaction described above, then, with respect to participants whose service has not terminated, the vesting and, if applicable, exercisability of outstanding Stock Awards will be accelerated in full.

        If any corporate transaction or other event described above occurs, the vesting and exercisability of nonstatutory options held by Non-Employee Directors who have not terminated service shall be accelerated in full, unless otherwise specifically provided in the applicable option grant agreement.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the 2000 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2000 Plan will terminate on April 20, 2010.

        The Board also may amend the 2000 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company to the extent that stockholder approval is necessary in order to satisfy the requirements of Section 422 of the Code or any Nasdaq or other applicable securities exchange listing requirements. The Board may submit any other amendment to the 2000 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

        Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Incentive Stock Options. Incentive stock options under the 2000 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may cause the optionholder to incur liability for alternative minimum tax or result in an increase in the amount of alternative minimum tax otherwise payable by the optionholder, if any.

        If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to


                                      10.

the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.

        Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options. Nonstatutory stock options granted under the 2000 Plan generally have the following federal income tax consequences:

        There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

        Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or subsequent vesting of the stock, where applicable). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Stock Bonuses and Restricted Stock. Stock bonuses and restricted stock purchases granted under the 2000 Plan have the following federal income tax consequences:

        Generally, at the time of receipt of the stock, the recipient's tax treatment depends on whether or not he or she timely files an election under
Section 83(b) of the Code. If such an election is timely filed, the recipient will recognize ordinary income in the amount of the difference, if any, between the purchase price and the fair market value of the shares at the time of the purchase or other transfer. If the election is not timely filed, the recipient will recognize ordinary income at the time of receipt only in the amount of the difference between the purchase price and the fair market value of the shares which are not at the time subject to the Company's repurchase option. Thereafter, whenever the Company's repurchase option lapses with respect to a given number of shares, the recipient will recognize ordinary income in the amount of the difference between the purchase price and the fair market value of the shares with respect to which the repurchase option has just lapsed. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

                                      11.

        Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to Stock Awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

        Compensation attributable to restricted stock, if any, will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the plan contains a stockholder-approved per-employee limit on the number of shares that may be subject to restricted stock purchases during a specific period and (iii) the purchase price under the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, shareholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

        Other Tax Consequences. The foregoing discussion is not intended to be a complete description of the federal income tax aspects of Stock Awards granted under the 2000 Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

                                      12.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Ernst & Young LLP as independent auditors, the Board of Directors will reconsider whether or not to retain that firm for the fiscal year ending December 31, 2000. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines such a change would be in the best interest of the Company and its stockholders.

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP.

                 MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND
                         A VOTE IN FAVOR OF PROPOSAL 3.



                                      13.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of Common Stock of the Company as of March 1, 2000 by (i) each director and nominee; (ii) each Named Executive Officer (as defined below);
(iii) all executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common
Stock:



                                                                      BENEFICIAL   OWNERSHIP(1)
                                                                      NUMBER OF     PERCENT OF
                        BENEFICIAL OWNER                                SHARES        SHARES
                        ----------------                              ----------   ------------
       Pharmacia Corporation(2)
         5200 Old Orchard Road
         Skokie, IL 60077 .......................................      1,783,837           20.4%
       State of Wisconsin Investment Board
         121 East Wilson Street
         Madison, WI 53702 ......................................      1,186,427           16.3%
       International Biotechnology Trust plc
         Five Arrows House
         St. Swithin's Lane
         London, EC4N 8NR, England ..............................        467,992            6.4%
       Biotechnology Value Fund LP
         One Sansome Street, 39th Floor
         San Francisco, CA  94104 ...............................        403,500            5.5%
       Deborah A. Schueren(4)(5) ...............................         348,162            4.8%
       Robert W. Chesnut(4)(5) .................................         340,407            4.7%
       Alessandro D. Sette(4)(5) ...............................         331,363            4.5%
       Virgil Thompson(6)(7) ...................................         183,272            2.5%
       Robert L. Roe(6)(7) .....................................         161,963            2.2%
       Howard E. Greene, Jr.(3)(5) .............................         118,240            1.6%
       Mark J. Newman(5) .......................................          64,424              *
       James C. Paulson(7) .....................................          16,659              *
       William T. Comer(5) .....................................          11,940              *
       Nicole Vitullo(5)(8) ....................................           4,878              *
       Michael G. Grey(5) ......................................           2,917              *
       Nancy Rasmussen(8) ......................................               0              *
       John P. McKearn(5) ......................................               0              *
       All executive officers and directors
         as a group (10 persons)(9) .............................      1,222,331           16.4%

* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and on any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 7,296,795 shares of Common Stock outstanding on March 1, 2000, as adjusted by the rules promulgated by the SEC.

(2) Includes 1,466,377 shares issuable upon conversion of shares of Series S Preferred Stock and Series S-1 Preferred Stock held by G.D. Searle, now Pharmacia Corporation, provided that Pharmacia is not entitled to vote such shares to the extent that the total number of shares of voting capital stock held by Pharmacia and its affiliates would exceed 19.9%. Pharmacia owns 100% of the outstanding shares of the Series S Preferred Stock and Series S-1 Preferred Stock. The Series S Preferred Stock and Series S-1 Preferred

                                      14.

    Stock are convertible into Common Stock at any time. In addition, Pharmacia has the option to deliver shares of the Series S-1 Preferred Stock in lieu of up to 50% of certain milestone payments to Epimmune. See "Certain Transactions."

(3) Includes 109,745 shares held in trust for the benefit of Mr. Greene's wife and 2,285 shares held in trust for the benefit of Mr. Greene's children. Mr. Greene is a trustee of both trusts. Mr. Greene acting as trustee has voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares. In addition, Mr. Greene is a director of International Biotechnology Trust plc and disclaims beneficial ownership of shares held by such entity.

(4) Of the shares held by each of Ms. Schueren, President, Chief Executive Officer, Chief Financial Officer and director, Dr. Chesnut, Executive Vice President, Research and Development, and Dr. Sette, Vice President and Chief Scientific Officer, 126,928 shares were subject to a right of repurchase in favor of the Company as of March 1, 2000.

(5) Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows:

        Deborah A. Schueren, 27,223 shares;
        Robert W. Chesnut, 18,903 shares;
        William T. Comer, 11,026 shares;
        Alessandro D. Sette, 8,416 shares;
        Mark J. Newman, 64,424 shares;
        Howard E. Greene, 6,210 shares;
        Nicole Vitullo, 4,878 shares;
        Michael G. Grey, 2,917 shares; and
        All executive officers and directors as a group, 143,997 shares.

(6) Includes 123,404 and 117,600 shares of common stock issuable upon the exercise of warrants issued to Mr. Thompson and to Dr. Roe, respectively, in connection with their resignations from the Company. See "--Employment Agreements." Also includes shares which certain former executive officers of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows:

        Virgil Thompson, 56,408 shares; and
        Robert L. Roe, 44,363 shares.

(7) Mr. Thompson resigned from the Company effective April 30, 1999. Dr. Roe resigned from the Company effective July 1, 1999. Dr. Paulson resigned from the Company effective February 15, 1999.

(8) Ms. Rasmussen and Ms. Vitullo were directors of the Company in 1999. Ms. Rasmussen resigned from the Board on April 20, 2000 and Ms. Vitullo is not seeking re-election to the Board at the Annual Meeting.

(9) Includes shares described in notes (3) through (5) above:

                                      15.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Directors of the Company who are not employees of the Company are paid $2,000 per meeting attended in person and $500 per meeting attended by phone as compensation for their service on the Board of Directors. Directors are not compensated for actions taken by written consent. The members of the Board of Directors are eligible for reimbursement of expenses incurred in connection with their service on the Board. Under the Directors' Deferred Compensation Plan, participating directors may elect on an annual basis, to defer all of their cash compensation in a deferred compensation account pursuant to which the deferred fees are credited in the form of share units having a value equal to shares of the Company's Common Stock ("Share Units"), based on the market price of the stock at the time the deferred fees are earned. The Company will continue to credit Share Units to the participants' deferred compensation accounts on a quarterly basis. When a participant ceases serving as a director, the participant shall be entitled to receive the value of his or her account either in a single lump-sum payment or in equal annual installments, as determined by the Company in its sole discretion. No participant entitled to receive a payment of benefits shall receive payment in the form of the Company's Common Stock.

        Until the Merger, the Company maintained the Non-Employee Directors' Plan. Pursuant to such plan, on January 1 of each year, each director who was not an employee of the Company and had served on the Board for at least three months, was granted an option to acquire 714 shares of the Company's Common Stock. In addition, each new Non-Employee Director was granted an option to acquire 3,571 shares of the Company's Common Stock upon initial election to the Board of Directors. The exercise price of all such stock options granted was equivalent to the fair market value on the date of each grant.

        In July 1999, the Company terminated the Non-Employee Directors' Plan. Directors are currently eligible to receive option grants under the 1989 Plan or the 2000 Plan if it is approved by the stockholders. (See Proposal 2 for a description of the 2000 Plan). In July 1999, each of the following directors were granted options to purchase 20,000 shares of the Company's Common Stock under the 1989 Plan at an exercise price of $3.75 per share: Mr. Greene, Dr. Comer, Ms. Vitullo and Mr. Grey.


                                      16.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows for the fiscal years ended December 31, 1999, 1998, and 1997 compensation awarded or paid to, or earned by the Company's Chief Executive Officer, its other four most highly compensated executive officers at December 31, 1999, as well as the former Chief Executive Officer and two former executive officers who departed from the Company during the last fiscal year (collectively, the "Named Executive Officers"). During the last three fiscal years, none of the executive officers received any restricted stock awards or long-term incentive payouts.


                           SUMMARY COMPENSATION TABLE


                                                                              LONG-TERM
                                                                             COMPENSATION
                                      ANNUAL COMPENSATION                       AWARDS
                                      -------------------                    -------------
                                                                              SECURITIES
                                                                               UNDERLYING         ALL OTHER
  NAME AND PRINCIPAL                               SALARY       BONUS           OPTIONS          COMPENSATION
       POSITION                         YEAR        ($)          ($)            (#)(1)              ($)(2)
--------------------------------     ----------  ---------    ---------      -------------     ---------------
Ms. Deborah A. Schueren                 1999      205,000       25,000            60,000                  429
    President, Chief                    1998      185,000       30,000            26,391                  360
    Executive Officer and               1997      171,538            0            17,142(4)               295
    Chief Financial
    Officer(3)
Dr. Robert W. Chesnut                   1999      212,980            0            50,000                2,653
    Executive Vice                      1998      204,788            0            19,450                3,371
    President, Research                 1997      196,912            0                 0(4)             1,553
    and Development and
    Secretary
Dr. Alessandro D. Sette(5)              1999      165,000            0            40,000                  330
    Vice President and
    Chief Scientific Officer
Dr. Mark J. Newman(5)                   1999      116,666            0            82,466               44,471
    Vice President,
    Infectious Disease
    Program

  EXECUTIVE OFFICERS NO
  LONGER AFFILIATED WITH
       THE COMPANY
-----------------------------
Mr. Virgil Thompson(6)                  1999      148,691            0                 0                2,822
    Former President and                1998      325,900            0           114,463                5,644
    Chief Executive                     1997      315,000            0            28,571                5,426
    Officer
Dr. Robert L. Roe(7)                    1999      120,232       10,883                 0                2,036
    Former Executive Vice               1998      294,862            0            95,399                5,082
    President, Chief                    1997      286,000            0            25,714                4,874(8)
    Operating Officer and
    Secretary
James C. Paulson(9)                     1999       77,324            0                 0              133,598
    Former Vice President               1998      266,500            0            63,339                2,898
    and General Manager,                1997      257,578            0                 0                1,674
    Glytec


------------

                                      17.

(1) Includes options granted in 1998 pursuant to the option exchange program approved by the stockholders on June 11, 1998 and implemented on June 15, 1998 (the "Exchange Program"). All option numbers and prices for 1997 and 1998 in this table reflect the Company's 1:7 reverse stock split which occurred on November 13, 1998.

(2) Consists of life insurance premiums paid by the Company. Includes relocation payments of $44,176 made by the Company to Dr. Newman. Includes severance payments of $133,250 made to Dr. Paulson.

(3) Ms. Schueren was appointed Vice President, Finance and Chief Financial Officer of the Company in March 1997. Ms Schueren resigned as Vice President, Finance and Chief Financial Officer effective October 1997. Ms. Schueren was Vice President of the Company and President of the Subsidiary from October 1997 through to the Merger.

(4) Does not include certain options to purchase shares of the Subsidiary's Common Stock granted to Ms. Schueren or Dr. Chesnut. See "- Employment Agreements."

(5) Dr. Sette did not qualify as a Named Executive Officer in 1998 and 1997. Dr. Newman joined the Company in March 1999.

(6)   Mr. Thompson resigned from the Company effective April 30, 1999.

(7)   Dr. Roe resigned from the Company effective July 1, 1999.

(8) Represents reimbursement of Dr. Roe's relocation expenses which were paid by the Company to Dr. Roe's previous employer.

(9)   Dr. Paulson resigned from the Company effective February 15, 1999.


                                      18.

                        STOCK OPTION GRANTS AND EXERCISES

        The Company currently grants options to its executive officers under its 1989 Plan. As of April 11, 2000, options to purchase a total of 661,496 shares had been granted and were outstanding under the 1989 Plan, and options to purchase 165,456 shares remained available for grant thereunder. Material terms of options granted under the 1989 Plan are described generally in footnotes 2 and 5 below. In connection with the Merger, the Company assumed all of the outstanding options to purchase 423,283 shares of Common Stock of the Subsidiary and as of April 11, 2000, 265,226 options to purchase shares remain outstanding.

        The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                     OPTIONS GRANTED IN LAST FISCAL YEAR(1)


                                                    INDIVIDUAL GRANTS
                                        ---------------------------------------------                         POTENTIAL REALIZABLE
                                                                                                                VALUE AT ASSUMED
                                         NUMBER OF       % TOTAL                                                  ANNUAL RATES
                                         SECURITIES      OPTIONS                                                  OF STOCK PRICE
                                         UNDERLYING     GRANTED TO                                               APPRECIATION FOR
                                          OPTIONS        EMPLOYEES        EXERCISE OR                             OPTION TERM(3)
                                          GRANTED        IN FISCAL         BASE PRICE     EXPIRATION        ------------------------
             NAME                                          YEAR(2)           ($/SH)          DATE            5%($)          10%($)
             ----                       -----------     -----------       -----------     ----------        -------        ---------
Ms. Deborah A. Schueren .........          60,000            13.78%          3.1875        12/09/09         120,276        304,803
Dr. Robert W. Chesnut ...........          50,000            11.48%          3.1875        12/09/09         100,230        254,003
Dr. Alessandro D. Sette .........          40,000             9.19%          3.1875        12/09/09          80,184        203,202
Dr. Mark J. Newman(4) ..........           20,000             4.59%          3.1875        12/09/09          40,092        101,601
                                           62,466            14.35%         0.48026        03/03/09          18,866         47,812
Mr. Virgil Thompson(5)(6) ......                0               --               --              --              --             --
Dr. Robert L. Roe(5)(6) ........                0               --               --              --              --             --
Dr. James C. Paulson(6) ........                0               --               --              --              --             --

------------

(1) Options granted under the 1989 Plan prior to 1996 generally vested 20% at the end of the first year of the optionee's employment and thereafter daily at the rate of 20% per year during such period of employment. Options granted under the 1989 Plan after November 1996 generally vest 25% at the end of the first year of the optionee's employment and thereafter daily at the rate of 25% per year during such period of employment. The options granted on December 9, 1999 vest daily over a period of four years. Options granted under the Subsidiary's 1997 Stock Plan generally vest 25% at the end of the first year of the optionee's employment and thereafter monthly at the rate of 25% per year during such period of employment. Upon certain corporate events resulting in a change of control, at the discretion of the Company's Board of Directors, (i) the acquiring company will assume the options or substitute similar options, (ii) the options will continue in full force and effect, or (iii) the Company will pay a cash settlement for or accelerate such options.

(2) Based on 358,785 options granted in 1999 under the 1989 Plan and 76,622 options granted in 1999 under the Subsidiary's 1997 Stock Plan, including grants to executive officers.

(3) The potential realizable value is calculated based on the terms of the option at its time of grant (10 years in the case of all options). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of



                                      19.

    appreciation, in accordance with rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock, and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(4) The grant of an option to purchase 62,466 shares of the Company's common stock to Dr. Newman indicated above represents the option Dr. Newman received in exchange for his options to purchase the common stock of the Subsidiary that were assumed by the Company in connection with the Merger.

(5) In connection with their resignation from the Company, the Company's severance agreements with Mr. Thompson and Dr. Roe were amended, among other things, to provide for six months accelerated vesting of their outstanding options and to provide that their vested options would remain exercisable for four years from the date of severance. See "Employment Agreements."

(6) Mr. Thompson resigned from the Company effective April 30, 1999. Dr. Roe resigned from the Company effective July 1, 1999. Dr. Paulson resigned from the Company effective February 15, 1999.



               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                   NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS
                                                                  OPTIONS AT FY-END(#)(3)   AT FY-END($)(1)
                                     SHARES             VALUE     -----------------------  --------------------
                                    ACQUIRED           REALIZED          EXERCISABLE/          EXERCISABLE/
           NAME                 ON EXERCISE(#)(2)         ($)           UNEXERCISABLE          UNEXERCISABLE
           ----                 -----------------      --------         -------------          -------------
Ms. Deborah A. Schueren ......       320,622            103,952          20,851/65,540              --/--
Dr. Robert W. Chesnut ........       320,622            103,952          13,245/56,837             312/--
Dr. Alessandro D. Sette ......       320,622            103,952          4,574/42,092               --/--
Dr. Mark J. Newman ...........            --                 --           301/82,165             --/132,024
Mr. Virgil Thompson(4) ......             --                 --            56,408/--                --/--
Dr. Robert L. Roe(4) ........             --                 --            44,363/--                --/--
Dr. James C. Paulson(5)......             --                 --            35,628/--              1,680/--

-------------

(1) Fair market value of the Company's Common Stock at December 31, 1999 ($2.5938 per share) minus the exercise price of the options.

(2) Reflects exercises of stock options of the Subsidiary on an as-converted to Common Stock of the Company basis. The shares acquired upon the exercise of options in the Subsidiary were converted to shares of the Company's Common Stock in connection with the Merger.
    See "Certain Transactions."

(3) Reflects shares vested and unvested at December 31, 1999. Certain options granted under the Subsidiary's 1997 Stock Plan are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment. Such unvested shares are therefore considered unexercisable.

(4) In connection with their resignation from the Company, the Company's severance agreements with Mr. Thompson and Dr. Roe were amended, among other things, to provide for six months accelerated vesting of their outstanding options and to provide that their vested options would remain exercisable for four years from the date of Severance. See "Employment Agreements."

(5) Dr. Paulson's options will continue to be exercisable until the first anniversary of his termination.


                                      20.

                              EMPLOYMENT AGREEMENTS

        In January 1996, the Company entered into an employment agreement with Mr. Thompson. The agreement was terminable by either the Company or Mr. Thompson. The terms of the employment agreement were consistent with the Company's executive compensation policies. Mr. Thompson resigned from the Company effective April 30, 1999.

        In January 1996, the Company entered into an employment agreement with Dr. Roe. The agreement was terminable by either the Company or Dr. Roe. The terms of the employment agreement were consistent with the Company's executive compensation policies. Dr. Roe resigned from the Company effective July 1, 1999.

        In October 1997, the Company entered into an employment agreement with Ms. Schueren. The agreement guaranteed Ms. Schueren a base salary of $185,000 and a cash bonus of up to $50,000 at the discretion of the Board, if certain objectives are met. In addition, pursuant to the agreement, Ms. Schueren was granted an incentive stock option to purchase 385,000 shares of the Subsidiary's Common Stock at the fair market value as determined by the board of directors of the Subsidiary. Shares subject to such option vest equally over 48 months, provided that said option will be subject to acceleration with respect to up to two years of vesting upon achievement of certain objectives. In March 1999, Ms. Schueren exercised such option for shares of the Subsidiary's Common Stock, subject to a repurchase option in favor of the Subsidiary with respect to unvested shares, and such shares were exchanged for shares of the Company's Common Stock in connection with the Merger. See "Certain Transactions." The agreement may be terminated by either the Company or Ms. Schueren.

        In February 1998, the Company entered into severance benefits agreements covering the following officers of the Company: Mr. Thompson, Dr. Roe and Dr. Paulson. In February 1998, the Subsidiary entered into severance benefits agreements with Dr. Chesnut and Dr. Sette, which agreements were assumed by the Company in the Merger. Such officers are referred to collectively as the "Officers" and individually as the "Officer." Under the agreements, in the event that an Officer is either terminated without cause or within one year of a change of control of the Company such Officer shall receive a lump-sum payment equal to six months of such Officer's annual base salary. If such Officer is terminated other than for cause, all unvested stock options held by such Officers shall immediately accelerate by six months. If such Officer is terminated following a change of control, 50% of all unvested stock options held by such Officer shall immediately vest and become exercisable. Ms. Schueren's employment agreement provides for similar severance benefits except in the event of termination following a change in control all unvested stock options held by Ms. Schueren shall immediately vest and become exercisable. In addition, generally, if Ms. Schueren is terminated without cause or if Ms. Schueren terminates her employment under certain conditions, all unvested stock options held by Ms. Schueren shall accelerate by six months. In October 1999, the Company entered a similar severance benefits agreement with Mr. Stephen Keane, Vice President, Corporate Development.

        In December 1998, the Company and Dr. Paulson entered into a agreement regarding Dr. Paulson's severance arrangement. Dr. Paulson's severance agreement superceded his employment agreement with the Company. The Company agreed to extend the vesting of Dr. Paulson's options for one year, and agreed that Dr. Paulson would be entitled to accelerated vesting of his outstanding stock options equal to (i) six months if his termination occurred on or after February 15, 1999 and the Company had not sold its Glytec business unit by such date, or
(ii) 50% of his outstanding unvested shares as of the date of his termination if the termination followed the sale of the Company's Glytec business unit. Dr. Paulson voluntarily terminated his employment with the Company on February 15, 1999, at which time the Company had not sold its Glytec business unit.

        In June 1999, the Company entered into agreements with Mr. Thompson and Dr. Roe regarding their severance arrangements. The Company agreed, instead of making a lump-sum payment equal to six months of such officer's annual base salary, to issue each officer a warrant to purchase shares of the Company's Common Stock equal to 140% of such amount at an exercise price equal to the fair market value of the Company's Common Stock on the date of severance. Each warrant has a term of four years. In addition, all unvested stock options held by such officers were accelerated by six months, and such officers will have four years from the date of severance to exercise their vested options. The Company also agreed to pay each officer a success bonus on the closing of the


                                      21.

Merger and on December 31, 1999 if the Company's cash and similar assets (including net proceeds from the sale of non-Subsidiary assets) exceed liabilities by more than a specified amount as of such dates, such bonus to equal 5% of such excess cash value, if any. Such officers could elect to receive such success bonus in the form of cash or a four-year warrant to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock as of the date of severance.

                        COMPENSATION COMMITTEE REPORT(1)

        During the first half of 1999, the Compensation Committee (the "Committee") was comprised of Mr. Greene and David L. Anderson and David L. Mahoney, former directors of the Company. In connection with the Merger, the Committee was reconstituted to include Mr. Greene, Dr. Comer and Ms. Vitullo. The Committee is responsible for setting and administering the Company's policies governing annual executive salaries, bonuses (if any) and stock ownership programs. The Committee evaluates the performance of management and determines the compensation of the Chief Executive Officer ("CEO") and the other executive officers of the Company based upon the accomplishment of defined objectives in the Company's research and product development programs and achievement of financial targets. The full Board of Directors reviews the Committee's recommendations regarding the compensation of the CEO and the other executive officers.

EXECUTIVE OFFICER COMPENSATION PROGRAM

        The Company's executive officer compensation program consists of base salary and long-term compensation in the form of stock options. The Company's executive officer compensation program is designed to achieve the following objectives:

   - Attract, retain and motivate quality executives who possess the necessary leadership and management skills.

   - Provide an incentive to advance the research and development of the Company's therapeutic products.

   - Emphasize stock-based compensation to provide longer-term motivation by aligning the executives' interests with those of the Company and its stockholders.

        Compensation is based on the level of job responsibility and the level of the individual's performance as well as the Company's performance. The Committee endeavors to set executive compensation within a range which the Committee believes is comparable to the average range of compensation set by companies of comparable size and stage of development in the biotechnology industry. The group of comparable companies is not necessarily the same as the companies reflected in the market indices included in the performance graph on page 24 of this Proxy Statement.

        The Committee believes that the Company's executive compensation program reflects the principles described above and provides executives strong incentives to maximize Company performance and enhance stockholder value. The Committee believes that a stock option program to reward performance is an appropriate method of executive compensation, with relatively modest increases in base compensation.

--------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                                      22.

BASE SALARY

        Base salary levels for each of the Company's executive officers are reviewed annually. The Company applies various subjective criteria, including performance of the individual and the Company and relative responsibility and experience, to determine appropriate base salaries. In evaluating Company performance, the Committee considers the meeting of certain product milestones, achieving certain corporate objectives (related to financings, collaborations and other strategic transactions) and organizational effectiveness. In addition, the Company compares its executives' base salaries to management salaries at companies in the biotechnology industry, in comparable geographic areas and at similar stages of growth and considers industry surveys regarding executive compensation. The Committee uses these criteria as a frame of reference for annual salary adjustments although other factors are considered, as appropriate, and no specific weights are ascribed to the factors considered by the Committee.

LONG-TERM INCENTIVE COMPENSATION

        The Company's long-term incentive program includes stock options and other awards granted under the 1989 Plan and the 2000 Plan, if approved by the stockholders, other stock options and the Employee Stock Purchase Plan; however, the Company terminated the Employee Stock Purchase Plan following the Merger. Stock options are an important part of the Company's performance-based compensation. Option grants include vesting periods (generally over four years) to encourage key employees to continue in the employ of the Company. Prior to December 1996, the time-based vesting period of option grants under the 1989 Plan was five years, but the Board of Directors changed such vesting schedule to four years to facilitate the recruitment and retention of key employees. Through option grants, executives receive significant equity incentives to build long-term stockholder value.

        The Committee believes that providing management a substantial economic interest in the long-term appreciation of the Company's Common Stock further aligns the interests of stockholders and management. The size of option grants to an individual is primarily determined by such individual's position within management of the Company, as well as competitive practices at biotechnology companies of comparable size. The Committee also considered the size of grants to individuals in previous years and internal relativity.

        Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee intends to continue to evaluate the effects of Code
Section 162(m) and to comply with the requirements of that statute to the extent consistent with the best interests of the Company. The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to Named Executive Officers will be designed to qualify as performance-based compensation.

        In each of fiscal 1999, 1998, and 1997 a pool of grants to a defined management group was approved. Individual awards were based on an evaluation of previous awards, vested status and retention goals.

CEO COMPENSATION

        During 1999, the total compensation program for Ms. Deborah Schueren, Chief Executive Officer of the Company and Mr. Virgil Thompson, the former Chief Executive Officer of the Company, was largely based on the same components as for other senior executives of the Company, except that in 1999, Ms. Schueren was eligible to receive a performance bonus. Each year the Committee reviews the Chief Executive Officer's existing compensation arrangement, the individual performance for the calendar year under review, as well as the Company's performance relative to its peers.


                                      23.

        In December 1999, the Committee reviewed the achievement of objectives for 1999 and determined to increase Ms. Schueren's base annual salary for 2000 to $220,000 and granted her a year-end bonus of $25,000 and a year-end stock option to purchase 60,000 shares of the Company's Common Stock.

From the members of the Compensation Committee of Epimmune Inc.:

        Howard E. Greene, Jr.
        William T. Comer; and
        Nicole Vitullo

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. Greene, a member of the Compensation Committee, is Chairman of the Board of the Company.


                                      24.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

        The following chart shows total shareholder return of the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (US Companies) and the Nasdaq CRSP Pharmaceutical Index ("Nasdaq Pharmaceutical Index")(2) and for the Company as of the end of each year since December 31, 1993.

        Effective July 1, 1999, as a result of the Merger, the Company changed its name from Cytel Corporation to Epimmune Inc. and changed its Nasdaq ticker symbol to EPMN.

             COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT(3)


                                            CUMULATIVE TOTAL RETURN
                                    ----------------------------------------
                                    12/94  12/95  12/96  12/97  12/98  12/99
EPIMMUNE INC.                         100   196    110     48     10     12
NASDAQ STOCK MARKET (U.S.)            100   141    174    213    300    556
NASDAQ PHARMACEUTICAL                 100   183    184    190    242    450

-------------

(1) This Section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.
(2) The Nasdaq Pharmaceutical Index is made up of all companies with the Standard Industrial Classification (SIC) code 283 (category description "Drugs"). Information regarding the companies comprising this index is available upon written request to Secretary, Epimmune Inc., 5820 Nancy Ridge Drive, San Diego, California 92121.
(3) The total return on investment (including investment of dividends) assumes $100 invested on December 31, 1993 in the Company's Common Stock, the Nasdaq CRSP Total Return Index for the Nasdaq Stock (U.S. Companies) Index and the NASDAQ CRSP Pharmaceutical Index.

                                      25.

                              CERTAIN TRANSACTIONS

        The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

        In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

        On July 1, 1999, the Company completed a series of transactions (the "Exchange Transactions") in which it (i) transferred all of the outstanding shares of the Subsidiary's Series B-1 Preferred Stock then held by the Company to Searle, now Pharmacia, in exchange for all of the outstanding shares of the Company's Series B Preferred Stock, (ii) issued 859,622 shares of the Company's Series S Preferred Stock and 549,622 shares of the Company's Series S-1 Preferred Stock to Searle in exchange for all outstanding shares of the Subsidiary's Series B Preferred Stock and Series B-1 Preferred Stock and (iii) issued a total of 1,027,782 shares of the Company's Common Stock to the holders of Common Stock of the Subsidiary in exchange for all outstanding shares of the Subsidiary's Common Stock. Searle, now Pharmacia, is a holder of more than 5% of the outstanding stock of the Company. Ms. Schueren, President, Chief Executive Officer, Chief Financial Officer and a director of the Company, Robert W. Chesnut, Ph.D., Executive Vice President, Research and Development of the Company and Alessandro Sette, Ph.D., Vice President and Chief Scientific Officer of the Company each received 320,662 shares of the Company's Common Stock in the Exchange Transactions. Following the Exchange Transactions, the Company held all of the outstanding shares of Common Stock and Preferred Stock of the Subsidiary and completed the Merger, in which the Subsidiary merged into the Company, with the Company remaining as the surviving entity. In connection with the Merger, the Company assumed all of the outstanding options to purchase Common Stock of the Subsidiary, and the Company changed its name from Cytel Corporation to Epimmune Inc.

        The Company has entered into certain additional transactions with its directors and officers, as described under the captions "Executive Compensation" and "Employment Agreements."

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq National Market System. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on review of the copies of such forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that, during the 1999 calendar year, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial

                                      26.

owners were complied with; except that one report, covering an aggregate of one transaction, was filed late by Dr. Sette and an initial report of ownership was filed late by Mr. Keane.

                                  OTHER MATTERS

        The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

                                   By Order of the Board of Directors

                                   /s/ DEBORAH A. SCHUEREN

                                   Deborah A. Schueren
                                   President, Chief Executive Officer and Chief
                                   Financial Officer

May 1, 2000

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, EPIMMUNE INC., 5820 NANCY RIDGE DRIVE, SAN DIEGO, CA 92121.


                                      27.

                                  EPIMMUNE INC.

                                 2000 STOCK PLAN

                             ADOPTED: APRIL 21, 2000
                    APPROVED BY STOCKHOLDERS: [JUNE __, 2000]
                        TERMINATION DATE: APRIL 20, 2010


1.      PURPOSES.

        (a) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

        (b) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

        (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.      DEFINITIONS.

        (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended.

        (d) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

        (e) "COMMON STOCK" means the common stock of the Company.

        (f) "COMPANY" means Epimmune Inc., a Delaware corporation.

        (g) "CONSULTANT" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

        (h) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (i) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (j) "DIRECTOR" means a member of the Board of Directors of the Company.

        (k) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (l) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

            (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3. In addition, for purposes of Section 8 only, "Non-Employee Director" also shall include any Director who is not an Employee of the Company or an Affiliate at the time an Option is granted to such Director.

        (q) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (s) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (u) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (v) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (w) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (x) "PLAN" means this Epimmune Inc. 2000 Stock Plan.

        (y) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (z) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        (aa) "STOCK AWARD" means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

        (bb) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (cc) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.      ADMINISTRATION.

        (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

        (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

            (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iii) To amend the Plan or a Stock Award as provided in Section 13.

            (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c) DELEGATION TO COMMITTEE.

            (i) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

            (ii) COMMITTEE COMPOSITION WHEN COMMON STOCK IS PUBLICLY TRADED. At times when the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.      SHARES SUBJECT TO THE PLAN.

        (a) SHARE RESERVE. Subject to the provisions of Section 12 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seven hundred thousand (700,000) shares of Common Stock.

        (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

        (c) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.      ELIGIBILITY.

        (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b) TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c) SECTION 162(m) LIMITATION. Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options subject to Section 6 and restricted stock purchase rights subject to subsection 7(b) covering, in the aggregate, more than five hundred thousand (500,000) shares of the Common Stock during any calendar year.

        (d) CONSULTANTS.

            (i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

               (ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not promote or maintain, directly or indirectly, a market for the issuer's securities.

6.      OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock

Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (d) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

            In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified, the Option shall terminate.

        (i) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (j) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified, the Option shall terminate.

        (k) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified, the Option shall terminate.

        (l) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

        (m) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) except as provided in this subsection 6(m) below, be exercisable for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and
(iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

            Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 11(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.      PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a) STOCK BONUS AWARDS. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i) CONSIDERATION. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

            (ii) VESTING. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

            (iii) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

            (iv) TRANSFERABILITY. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

        (b) RESTRICTED STOCK AWARDS. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

            (ii) CONSIDERATION. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

            (iii) VESTING. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

            (iv) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

            (v) TRANSFERABILITY. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.      NON-EMPLOYEE DIRECTORS.

        (a) Non-Employee Directors shall be eligible to receive any form of Stock Award provided for by the Plan, other than Incentive Stock Options, and such Stock Awards shall be subject to all the terms of the Plan, including Sections 6 and 12, except as modified by this Section 8. Unless otherwise specifically provided in the applicable Option Agreement, Nonstatutory Options granted to Non-Employee Directors ("Non-Employee Director Options") shall be subject to the provisions of this Section 8.

        (b) The term of each Non-Employee Director Option shall commence on the date it is granted and expire on the date ten (10) years from the date of grant, unless sooner terminated due to the Non-Employee Director's termination of Continuous Service. Non-Employee Director Options may be exercised following the Optionholder's termination of Continuous Service, for whatever reason (to the extent such Optionholder was entitled to exercise such Option on the date of such termination), within the period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the Option as set forth in the Option Agreement.

        (c) The exercise price of each Nonstatutory Option granted to a Non-Employee Director Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date of grant.

        (d) In the event of a transaction or event described in any of subsections 12(b), 12(c), 12(d) or 12(e), then, with respect to Non-Employee Director Options held by Participants whose Continuous Service has not terminated, the vesting of such Non-Employee Director Options (and, if applicable, the time during which such Non-Employee Director Options may be exercised) shall be accelerated in full.

9.      COVENANTS OF THE COMPANY.

        (a) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.     USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.     MISCELLANEOUS.

        (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares are withheld with a value exceeding the minimum amount of tax required to withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

12.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then, with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event, except to the extent that such Stock Awards are assumed or substituted by a surviving or acquiring corporation pursuant to subsection 12(c). With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

        (c) ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of
(i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume or continue any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume or continue such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then, with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

        (d) CHANGE IN CONTROL--SECURITIES ACQUISITION. In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full; provided, however, that this subsection 12(d) shall not apply if the securities acquisition described in this subsection 12(d) is the result of or also constitutes a transaction described in subsection 12(c) above, in which case the provisions of subsection 12(c) shall apply.

        (e) CHANGE IN CONTROL--CHANGE IN INCUMBENT BOARD. In the event that the individuals who, as of the date of the adoption of this Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board, then with respect to Stock Awards held by persons whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such

Stock Awards may be exercised) shall be accelerated in full; provided, however, that this subsection 12(e) shall not apply if the change in the Incumbent Board described in this subsection 12(e) occurs solely as a result of and/or following a transaction described in subsection 12(c), in which case the provisions of subsection 12(c) shall apply. If the election, or nomination for election, by the Company's stockholders of any new Director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered as a member of the Incumbent Board.

13.     AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (e) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing. Notwithstanding the foregoing, any action by the Board to (A) reduce the exercise price of outstanding Options previously granted, (B) cancel outstanding Options and replace them with Options with a lower exercise price, or (C) effect an exchange of outstanding Options for new Options with a lower exercise price, shall be effective only if approved by the Company's stockholders, unless taken pursuant to subsection 12(a), in connection a transaction described in subsection 12(c) or otherwise in a manner that would satisfy the provisions of Section 424(a) of the Code or regulations promulgated thereunder.

14.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect, except with the written consent of the Participant.

15.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the date the Plan is approved by the stockholders, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.     CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

                                  EPIMMUNE INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 2000

         The undersigned hereby appoints DEBORAH A. SCHUEREN and ROBERT W. CHESNUT, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Epimmune Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Epimmune Inc. to be held at 5820 Nancy Ridge Drive, San Diego, California, on Wednesday, June 9, 2000 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY, WHEN SIGNED, WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                  EPIMMUNE INC.

                                  JUNE 9, 2000

                 Please Detach and Mail in the Envelope Provided








        Please mark your
A  [X]  votes as in this
        example.






   FOR the nominees              WITHHOLD               MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND
listed at right (except         AUTHORITY               FOR PROPOSALS 2 AND 3.
   as marked to the      to vote for the nominees
    contrary below)           listed at right
         [ ]                       [ ]

                                                                    PROPOSAL 2: To approve the Company's 2000 Stock
PROPOSAL 1:              Nominees:  Howard E. Greene, Jr.                       Option Plan which replaces the Company's
 To elect five                      William T. Comer, Ph.D.                     expiring 1989 Stock Plan.
 directors to                       John P. McKearn, Ph.D.                                     FOR     AGAINST   ABSTAIN
 hold office until                  Deborah A. Schueren                                        [ ]       [ ]       [ ]
 the 2001 Annual                    Michael G. Grey                 PROPOSAL 3: To ratify selection of ERNST & YOUNG
 Meeting of                                                                     LLP as independent auditors of the Company
 Stockholders.                                                                  for its fiscal year ending December 31, 2000.
                                                                                               FOR     AGAINST   ABSTAIN
                                                                                               [ ]       [ ]       [ ]

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

-------------------------------------------


                                                                    PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
                                                                    RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED
                                                                    STATES.

SIGNATURE(S)__________________________________________  ____________________________________________ Dated:____________________,2000

NOTE:   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.